4936-4559-0698.5 AMENDMENT NO. 1 TO INTERIM EXECUTIVE EMPLOYMENT AGREEMENT This is Amendment No. 1, dated August 10, 2026 (this “Amendment No. 1”), to the Interim Executive Employment Agreement, dated October 25, 2025 (the “Employment Agreement”), between PETMED EXPRESS, INC., a Florida corporation (the “Company”), and LESLIE C. G. CAMPBELL, an individual (the “Executive”). Capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement. Background WHEREAS, pursuant to the terms of the Employment Agreement, Executive is employed as the Interim Chief Executive Officer and President of the Company; and WHEREAS, the Company and the Executive desire to hereby amend Section 3 and Section 4(a) of the Employment Agreement, as set forth below. NOW, THEREFORE, the parties hereto intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows: Terms 1. Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following: 3. TERM OF EMPLOYMENT. Executive’s employment commenced on August 11, 2025 and shall continue under this Agreement until terminated in accordance with Section 4 of this Agreement (the “Term of Employment”). 2. Section 4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following: (a) At-Will Employment. Executive’s employment by Company is on an “at- will” basis and may be immediately terminated at any time and for any reason (with or without cause) by Company or Executive by delivering written notice of termination to the other party. 3. Except as expressly modified by this Amendment No. 1, all terms and conditions of the Employment Agreement remain in full force and effect in accordance with the terms thereof. 4. This Amendment No. 1 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart Docusign Envelope ID: E26CA19C-E76F-8900-8027-308CF01DA743

2 4936-4559-0698.5 so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 5. This Amendment No. 1, together with the Employment Agreement, contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral or written, among them. 6. This instrument shall be binding upon, and shall inure to the benefit of, each of the parties’ respective personal representatives, heirs, successors, and assigns. 7. This instrument shall be governed by, and construed and enforced in accordance with the laws of the State of Florida, and any disputes arising hereunder shall be resolved in the manner set forth in Section 10 of the Employment Agreement. [signatures follow] Docusign Envelope ID: E26CA19C-E76F-8900-8027-308CF01DA743

3 4936-4559-0698.5 IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the day and year first written above. PETMED EXPRESS, INC. By: Name: Robert Lawsky Title: General Counsel EXECUTIVE __________________________________ Leslie C.G. Campbell, individually Docusign Envelope ID: E26CA19C-E76F-8900-8027-308CF01DA743